LICENSE AND MATERIALS PURCHASE AGREEMENT


     THIS AGREEMENT, made and entered into this 24th day of January, 2001, by

and   between  Millennium  Plastics  Corporation,  (referred  to  herein   as

"Millennium"), and T-PLEX TECHNOLOGIES, a Nevada corporation ("Licensee").



      WHEREAS,  Millennium has acquired and developed technology  related  to biodegradable  plastics, which Millennium has named the  SolplaxT  Technology

(collectively  the  "SolplaxT  Technology"), and  owns  patents,  copyrights,

confidential information, trade secrets, and proprietary know-how relating to such technology; and

     WHEREAS, Millennium seeks the expanded development and mass marketing of the  SolplaxT Technology as a commercial standard for biodegradable  plastics and use; and

      WHEREAS,  Licensee  desires  an exclusive  license  under  Millennium's

SolplaxT Technology for use in T-PlexT, a plastic stretch film to be utilized

for   protecting  fully  assembled  vehicles  while  being  transported,  and

Millennium is willing to grant such a license.

      NOW,  THEREFORE,  in  consideration of  the  mutual  covenants,  terms,

conditions and provisions set forth herein, the parties agree as follows:

1.   DEFINITIONS

     1.1.  "SolplaxT  Technology" shall mean all confidential or  proprietary information, trade secrets and know how relating to the SolplaxT technology as such technology is further described on Exhibit A to this Agreement. The

     SolplaxT  Technology is sometimes referred to herein  as  the  "Licensed

     Technology."

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     1.2. "Licensed Rights" means all rights under any patent, copyright,

   confidential or proprietary information, trade secrets and know-how relating to the SolplaxT Technology.

   1.3. "Licensed Tool(s)" shall include product chemistry systems, proprietary manufacturing systems, development methodologies, and documentation that encompass or incorporate or are based on any of the SolplaxT Technology, but do not include products, and services that result from "Authorized Use" of the SolplaxT Technology.  Licensed Tools specifically excludes Licensee implementations of the SolplaxT Technology.

 1.4. "Authorized Use" refers to those activities and Licensed Rights granted by Licensee under this Agreement to everyone who purchases or sub-licenses a

 Licensed Tool.

 1.5. "Reasonable Effort" means a reasonable program of supporting technology improvements and marketing that expands industry adoptions, installed base,

 and commercial use of the SolplaxT Technology.

 1.6. "Improvement(s)" shall mean inventions, modifications, adaptations or improvements, which relate to or are based on the SolplaxT Technology.

 1.7. "Sublicensee" shall mean a person or entity to whom Licensee has granted the right under the SolplaxT Technology to develop, manufacture, have manufactured, use, market and/or sell the Licensed Tools.

2.   GRANT OF LICENSE

   2.1. Exclusive License.  Millennium hereby grants to Licensee, subject to the conditions set forth in this Agreement, an exclusive non transferable license under the Licensed Rights to make, have made, use, market, import,  have imported, lease, sell, distribute, offer for sale, or otherwise dispose of T-

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   PlexT, as herein defined, utilizing Licensed Tools throughout the world,

  including the right to make copies of, make derivative works based on, and distribute any copyrighted works within the Solplax Technology. The license is strictly limited to Licensee's right to make, use, market, import, lease,

  sell, distribute, offer for sale, or otherwise dispose of T-PlexT, and such license may not be utilized for any other purpose without permission  of

  Millennium. T-PlexT is a proprietary product developed by Licensee utilizing

  Licensed Tools. T-PlexT is a plastic transportation wrap material, produced in sheets, utilizing Licensed Tools, which creates a biodegradable plastic transportation  wrap  to  assist in the protection  of  vehicles  during transportation, such as cars, boats, trucks, airplanes, and other vehicles,

  which in shipment require special shipment and handling.

  2.2. Sublicense.  Licensee shall have the right to grant sublicenses to third parties, subject to the terms of this Agreement and subject to the written approval by Millennium.

  2.3. Reservation of Rights.  Millennium expressly reserves all rights not granted to Licensee in this Agreement for its own purposes.

  3.   CONSIDERATION

   3.1. Material Purchases.  Commencing on the date of this Agreement, Licensee shall  purchase  exclusively from Millennium any and all raw  materials,

   including the "SolplaxT" formulated plastic and additives, that are used in the manufacture of T-PlexT using the Licensed Tool. A grant of a Sub-License by  Licensee will carry the exact same requirements as defined  in  this agreement by the Sub-Licensee including the purchase of any and all  raw materials, including the "SolplaxT" formulated plastic and additives, that

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   are  used  in  the manufacture of T-PlexT using the Licensed  Tool  from

   Millennium. Millennium will provide the SolplaxT formulated plastic material and additives in a combined pelletized form to the Licensee.

   3.2. Price List. Millennium will sell its formulated SolplaxT Plastic material to the Licensee at an initial bulk price of USD$14.50/lb. The basis for this price will be tied to the cost of raw PVA purchased by Millennium.

   Once a year Millennium will provide an index related to the cost of its raw

   PVA material to the Licensee. That index will be calculated by dividing the new year cost of PVA by the cost of PVA material as of January 1, 2001. The index will then be multiplied by the initial bulk price of USD$14.50/lb to arrive at the new price to be paid by the Licensee for the upcoming year.  In addition any and all additives not included in the SolplaxT patents that are used in the formulation of T-PlexT will be provided at the current market price paid by Millennium plus 25%.


4.   COMMITMENTS OF LICENSEE.  Licensee agrees to use its reasonable  efforts to achieve the development and commercialization of the Licensed Technology.

5.   OWNERSHIP

   5.1. Licensed Rights.  Licensee acknowledges that Millennium is the sole owner of the Licensed Rights.  Except as provided in this Agreement, Licensee agrees  not  to take any action challenging or opposing, on any  grounds whatsoever, Millennium's ownership of the Licensed Rights, or the validity thereof.

   5.2. Improvements.  Licensee agrees that any Improvements or derivative works to T-PlexT shall be jointly developed by Licensee and Millennium and any

   Improvements or derivative works to or based on the SolplaxT Technology,

   whether or not patented or patentable, shall be the property of Millennium.

   Licensee shall be granted the first right to an additional license  from

   Millennium for the new product(s) or technology.

  6.   TERM AND TERMINATION

   6.1. Term.  The term of the license granted hereunder shall commence as of the date of this Agreement and shall remain in force for 3 years or until terminated in accordance with the provisions of this Agreement

   6.2. Termination by Licensee.  Licensee shall have the right to terminate this Agreement upon written notice delivered to Millennium.  The effective date of termination shall be the end of the quarter in which notice was delivered, or thirty (30) days whichever is longer, whereupon Licensee shall be relieved of all further obligations under this Agreement and all rights granted to Licensee under this Agreement shall be canceled and revert to

   Millennium.

   6.3. Termination by Millennium; Conversion to Non-Exclusive License.

     6.3.1.    Should Licensee fail to perform any material covenant of  this

     Agreement on its part to be performed, then upon written notice of  such failure from Millennium, Licensee shall have thirty (30) days from the date of such notice to correct a breach which relates to the timely payment of funds to Millennium, and shall have ninety (90) days from the date of such notice to correct any other breach, and upon the failure of Licensee to do so,  Millennium may terminate this Agreement upon ten (10) days  further written notice.

   6.3.2.    Should Licensee fail to commence sales of Licensed Tools within twelve (12) months from the date of this Agreement, Millennium shall have the option to convert the license hereunder to a non-exclusive license upon sixty

  (60) days prior written notice to Licensee.


   6.3.3.    In the event of a substantial decrease in Licensee's continued

   commitment to the development, mass marketing, and commercial acceptance of this technology will be assessed annually, given the failure of Licensee to meet either of the milestones in Section 6.3.4, Millennium shall have the option to convert the license hereunder to a non-exclusive license upon sixty

   (60) days prior written notice.

    6.3.4.    MILESTONES.
                         Annual growth in sales of Licensed Tools > 10 %

                         Annual Sales of Licensed Tools > $1,000,000 by 2003.

     6.3.5      In the event Licensee is "acquired," which term shall include any merger, consolidation, sale, reclassification, reorganization, asset purchase, share exchange or other disposition whereby Licensee's  shares of  common stock are purchased or exchanged with a third party with  the intent  of  taking over Licensee's business, assets, management  control

     and   intellectual  property  rights,  all  rights  granted  under  this

     Agreement shall be subject to immediate termination by Millennium.

     6.4.1     Rights After Termination.  No termination of this Agreement shall affect  the  rights of Millennium to any royalties due and owing  or  to
     statements  of  account to and including the date of termination.   Upon

     termination, all rights granted to Licensee in this Agreement, shall revert

     to  Millennium.   Notwithstanding anything herein to the contrary,  upon

     Licensee's failure to meet the reasonable efforts requirements of Section4,

     Licensee shall maintain a non-exclusive license to the Licensed Technology,

     but shall not receive a license to new Improvements.  Termination of this

     Agreement  for  any reason shall not release any party hereto  from  any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and rememdies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.  The rights provided for in this Section 6.4 shall be in addition and without prejudice to any other rights which the parties may have with respect to any breach or violations of the provisions of this Agreement.  In the event that the license granted to Licensee under this Agreement is terminated, any granted

     Sublicenses shall remain in full force and effect, provided that the

     Sublicensee is not then in breach of its sublicense agreement, in which case Millennium and Sublicense shall enter into appropriate agreements or amendments.

    7.   REPRESENTATIONS AND WARRANTIES

     7.1. Representations and Warranties of Millennium.  Millennium represents,

     warrants and covenants to Licensee as follows:

    (a)  Millennium has the full power and authority to execute and deliver this

   Agreement  and  to  perform its obligations hereunder.   This  Agreement

   constitutes  the  valid  and legally binding obligation  of  Millennium,

   enforceable in accordance with its terms and conditions. Millennium need not, give any notice to, make any filing with, or obtain any authorization,

   consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

   (b)  Millennium has heretofore developed the Licensed Technology and owns the

   Licensed Technology free and clear of all liens, claims and encumbrances.

   (c)   There are no pending, and to the knowledge of Millennium as of the

   Effective Date, any threatened, actions, suits, investigations, claims or proceedings in any way relating to the Licensed Technology.

   7.2.  Representations and Warranties of Licensee.  Licensee  represents,

   warrants and covenants to Millennium that:

   (a)  Licensee is a corporation, duly organized, validly existing and  in good  standing  under  the  laws of the  State  of  Nevada  having  full corporate power to conduct its business as presently conducted,  and  to

   enter  into  and  consummate  the  transactions  contemplated  by   this

   Agreement.

   (b)   The  execution, delivery and performance under this  Agreement  by

   Licensee have been duly authorized by all required corporate action,  do not  constitute a breach, default or violation of any of the  provisions of  Licensee's  articles  of  incorporation,  bylaws  or  other  charter

   documents,  or  any  indenture,  agreement,  contract,  order,  law   or

   regulation to which it may be a party or by the terms of which it may be bound.

   8.   CONFIDENTIALITY

   8.1.   Confidential Information. .  Except as expressly provided herein, or as agreed by the Board of Directors of Licensee, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose  and  shall  not use for any purpose except  for  the  purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

     (a)   was  already  known to the receiving party, other  than  under  and obligation of confidentiality, at the time of disclosure;

     (b)   was  generally available to the public or otherwise  part  of  the public domain at the time of its disclosure to the receiving party;

     (c)   became generally available to the public or otherwise part of  the public  domain after its disclosure and other than through  any  act  or omission of the receiving party in breach of this Agreement;

     (d)  was independently developed by the receiving party as demonstrated by documented  evidence  prepared contemporaneously with  such  independent development; or

     (e)  was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

     Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in  filing  or prosecuting patent applications, prosecuting or defending

     litigation,  complying  with  applicable  governmental  regulations   or

     otherwise   submitting   information  to  tax  or   other   governmental

     authorities,  or  making a permitted sublicense or otherwise  exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice  to  the latter party of such disclosure and, save to the  extent inappropriate  in  the case of patent applications  or  compliance  with federal  and state securities laws, will use its best efforts to  secure confidential  treatment  of such information  prior  to  its  disclosure

     (whether  through  protective  orders or otherwise.)   As  used  herein,

     "Confidential   Information"  shall  mean   (i)   any   proprietary   or

     confidential   information  or  material  in  tangible  form   disclosed

     hereunder  that is marked as "confidential" at the time it is  delivered to  the  receiving party, and/or (ii) any written reports  furnished  by either party to the other pursuant to the terms of this Agreement.



   9.   ENFORCEMENT OF LICENSED RIGHTS

   9.1. Notice.  Each party shall promptly give the other party written notice of any apparent infringement of any of the Licensed Rights of which such party becomes aware.

   9.2. Legal  Action.  Licensee shall have the first right,  but  not  the obligation, to bring any legal action with respect to any  apparent infringement, at Licensee's own expense and for its own benefit.  In such event, Millennium agrees to cooperate with Licensee and to join in such action as a party plaintiff if requested to do so by Licensee, and at

   Licensee's reasonable request, to give Licensee all needed information,

   assistance and authority to file and prosecute such suit; provided that

   Licensee shall reimburse Millennium for all verified out-of-pocket expenses incurred by it in providing such assistance, including attorney's fees,

   expenses and expert witness fees. To ensure that no rights of Millennium are compromised in any such action, Licensee shall not settle any such claim, or enter into any settlement agreement that admits that any third party product does not infringe the Licensed Rights or that any of the Licensed Rights is invalid or unenforceable, without Millennium's prior written consent, which consent shall not be unreasonably withheld.  If there is a recovery in any such action, after recovery of all direct out of pocket expenses incurred by

   Licensee and Millennium in connection with any such legal action, Licensee shall pay Millennium an amount of monies received from any alleged infringer equivalent to royalties which Millennium would have received under this

   Agreement, if such alleged infringer had been a Sublicensee of Licensee.

   10.  INDEMNIFICATION

   10.1.     Indemnification by Licensee.  Licensee shall indemnify and hold

   Millennium harmless from and against all losses, claims and damages arising out of or based upon the sale of the Licensed Products by Licensee.  If a claim is made by any third party against Millennium and Millennium intends to seek indemnification from Licensee with respect to such claim, (i) Millennium shall  promptly notify Licensee of such claim, and (ii) if Licensee acknowledges such right to indemnification, Licensee shall have sole control of the defense and all related settlement negotiations.

   10.2.     Indemnification by Millennium.  Millennium shall indemnify and hold

    Licensee harmless from and against all losses, claims and damages to the extent that such loss, claim or damage arises out of or is based upon the breach of the representations and warranties granted by Millennium in Section

   7.1. If a claim is made by any third party against Licensee and Licensee intends to seek indemnification from Millennium with respect to such claim,

    (i) Licensee shall promptly notify Millennium of such claim, and (ii) if

    Millennium acknowledges such right to indemnification, Millennium shall have sole control of the defense and all related settlement negotiations.

   11.  MISCELLANEOUS PROVISIONS

   11.1.      Prior Customer Projects.  Licensee may utilize prior customer projects for marketing referenceable deployments of the SolplaxT Technology.

   11.2.     Successors And Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns, including, without limitation, any corporation which is the surviving corporation in the event of a merger involving Licensee.

   11.3.     Waiver.  Any failure by either party to enforce at any time any term or condition of this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every term and condition of this

   Agreement.

    11.4.     Patent Marking.  Licensee agrees to mark each Licensed Tool with a patent notice in compliance with applicable statutory requirement. If

    Millennium obtains any additional patents, on the SolplaxT Technology,

    Licensee agrees to mark each Licensed Tool with an additional patent notice in compliance with applicable statutory requirements.

    11.5.     Entire Agreement.  This Agreement and the exhibits and schedules referred to herein sets forth the entire intent of and understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior discussions, negotiations, and agreements between them.

   Neither party shall be bound by any agreement or representation other than as expressly provided herein or as subsequently set forth in writing and executed by each party.

   11.6.     Bankruptcy.  In the event that either Licensee or Millennium is adjudged bankrupt, it is the intention of the parties that this Agreement shall be governed by and construed in accordance with the U.S. Bankruptcy

   Code.

   11.7.     Notices.  All notices or other communications relating to this

   Agreement shall be deemed to be properly served when sent in written form by

   United States certified mail, postage prepaid, or, when delivered by courier to the respective party at the following address or to each substitute address as either party may from time-to-time designate in writing to the other.

      To Licensee:      T-PLEX TECHNOLOGIES
                        Attn: Ronald C. Robker
                        2950 E. Flamingo Rd, Suite B
                        Las Vegas, NV  89121


     To Millennium:     Millennium Plastics Corporation
                        Attn: Mr. Paul Branagan
                        6265 S. Stevenson Way
                        Las Vegas, Nevada 89120

     With a copy to:    Donald J. Stoecklein, Esquire
                        Law Offices of Donald J. Stoecklein
                        402 West Broadway, Suite 400
                        San Diego, CA  92101

   11.8.     Applicable Law.  It is understood and agreed that this Agreement shall be construed, governed, and interpreted in accordance with the laws of the State of Nevada.

   11.9.     Severability of Provisions:  Reformation.  If any term, clause,

    word, condition, provision or agreement in this Agreement or the application thereof or any portion thereof to any person or circumstance, shall be held invalid, void or unenforceable, the remainder of the term, clause, word, condition, provision or agreement and the application thereof shall remain in full force and effect, and the invalid, void or unenforceable term, clause,

   word, condition, provision or agreement shall be reformed to the extent possible in order to give its intended effect and/or meaning.

   11.10.    Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

   11.11.    Further Assurances/Cooperation.  At any time or from time to time on and after the date of this Agreement, each party agrees to (i) deliver to the other party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as each party may reasonably deem necessary or desirable in order for such party to obtain the full benefits of this Agreement and the transactions contemplated hereby.




             [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                           SIGNATURE PAGE FOLLOWS

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in  duplicate  by their respective duly authorized officers,  effective  this

24th day of January, 2001.



MILLENNIUM PLASTICS CORPORATION T-PLEX TECHNOLOGIES

/s/ Paul Branagan               /s/ Ronald C. Robker
BY: Paul Branagan               By: Ronald C. Robker
Its: CEO and President          Its:  CEO and President

Date:                           Date:

                                  EXHIBIT A

                   Documentation & Patent Information for
                            SolplaxT Technologies


Invented  in  1995, the patented SolplaxT technology is based on an  improved method for manufacturing thermoplastic polyvinyl alcohol (PVA) in combination with  other  approved food-grade ingredients commonly used in commercial  and consumer plastic products.



Millennium  chemists can manipulate the molecular structure  and  weights-and thus  firmness and solubility-of the ultimate plastic product by varying  the

"recipe",  i.e.,  by  using different combinations and ratios  of  the  basic constituent ingredients:

    PVA,

    Polyvinyl Acetate (PVAc),

    Selected Plasticizers,

    Stabilizers,

    Coloring,

    Fillers, and

    Customer Specific Additives.



As  a  result, SolplaxT polymers offer manufacturers an attractive  range  of specifications,  which can be tailored to their planned end-use  application.

Millennium Plastics currently has a family of  base formulations. These  base

SolplaxT  polymer  formulations provide a  broad  range  of    water  soluble

conditions, some dissolve in cold water 20 C (70 F) while others are  soluble only  in  hot  water 68 C (155 F). Once dissolved, both hot and cold  soluble

SolplaxT  PVA's are fully biodegradable by natural microbial action into  the

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by-products  of carbon dioxide and water. Neither the monomers,  plasticisers and/or stabilisers are toxic.



The  rigidity of the final SolplaxT product can be controlled by varying  the amounts  of  stabiliser and plasticiser incorporated into the  base  mixture.

Similarly,  the  molecular weight of the plastic has direct  bearing  on  the hardness of the plastic. The molecular weights of the SolplaxT polymer are in the range of 60,000 - 35,000 daltons. The preferred weight is in the range of

55,000 +/- 5,000 daltons. The softer and more pliable the plastic, the  lower would  be the molecular weight. Depending on the final product, that  is,  if the  product  is  to  be a flexible bag or a rigid eating utensil,  different combinations of copolymers, plasticisers and stabilisers would be formulated.

As  previously  mentioned Millennium Plastics has the technology  to  produce eight  similar,  but  different, SolplaxT polymers which possess  distinctive characteristics.



The  SolplaxT  technologies  are  held  by  patents  involving  the  process,

compounding  and  manufacture of the SolplaxT plastics.  Patents  and  patent pendings  include  those  in  the  United States,  Ireland,  European  Patent

Cooperation  Treaty  (PCT), Canada, Thailand and  India.  The  initial  Irish

patent  is  Patent  #  S71912  "Plastic  Material  And  a  Method  for   It's

Manufacture" granted June 30, 1997 while the initial US patent is  US  Patent

5,948,848    "Biodegradable  Plastic  Material  And   a   Method   for   It's

Manufacture", granted September 7, 1999. More than a half dozen other patents are  pending or in the application stages regarding additional claims to  the process and coatings.